Diebold, Incorporated
Code of Business Ethics

Achieving Our Goals The Right Way

ACHIEVING OUR GOALS THE RIGHT WAY

THIS CODE OF BUSINESS ETHICS PROVIDES AN OVERVIEW TO OUR EMPLOYEES, SUPPLIERS, AND BUSINESS PARTNERS ABOUT OUR COMMITMENT TO DOING THE RIGHT THING. HERE AT DIEBOLD, WE EXPECT EVERYONE TO:

• Exercise sound judgment;

• Avoid questionable conduct;

• Ask questions when unsure sure how to handle a situation;

• Lead by example and teach others to do the same;

• Follow all Company policies and procedures;

•	Report misconduct to managers, the compliance team and/or our confidential reporting hotline (Ethics Point);

• Never retaliate against anyone for raising ethical concerns; and

• Cooperate with any reviews by the Company.

Andy W. Mattes
President and Chief Executive Officer

Jonathan Leiken
Senior Vice President,
Chief Legal Officer and Secretary

Elizabeth (Lisa) Radigan
Vice President,
Chief Ethics and Compliance Officer

KEY POINTS ABOUT OUR CODE

When and to whom does the Code of Business Ethics apply?

•Our Code of Business Ethics (the “Code”) applies to Diebold, Incorporated and all of our activities, and to all of our subsidiaries and affiliates (collectively “Diebold” or the “Company”).

•This Code requires compliance with all applicable laws. Although the Code highlights numerous specific requirements, it is impossible to predict all scenarios that an employee may encounter. If you are ever unsure of the appropriate course of conduct, please contact the Legal or Ethics & Compliance teams or one of Our Diebold Resources.

•Our Code applies to all of Diebold’s directors, officers, employees, agents and contractors, and we refer to all of them as “employees” in this Code. In addition, we expect our suppliers, distributors, customers and other business partners to act ethically and in a manner consistent with our Code.

•Any waiver of this Code for directors or executive officers may be made only by the Company board or a board committee.

Potential Wrongdoing Must be Reported

•Any employee who is aware of a violation - or even suspects a violation - of this Code, other Diebold policies or the law must report it. Failing to report potential wrongdoing (or reporting a violation in bad faith) is itself a breach of this Code and may be cause for disciplinary action, up to and including termination of employment or service.

•The Company will fully support employees who make honest, good-faith reports and no one at Diebold may retaliate against an employee who follows this rule. Retaliation is itself a breach of this Code and cause for disciplinary action, up to and including termination of employment or service.

Investigation of Suspected Violations

•The Company will fully investigate any suspected violations, and all employees are expected to cooperate and to provide complete and truthful information in connection with any investigation.

•If the investigation reveals that an employee acted inconsistently with the Code, other policies, or the law, the employee will be disciplined appropriately, up to and including termination of employment or service and - where warranted - potential legal action.

KEY AREAS OF FOCUS

The remainder of this Code is dedicated to specific areas of focus, each of which is summarized in this document and defined in greater detail in our core policies. The areas of focus are:

•	OUR BUSINESS PARTNERS

•	ANTI-CORRUPTION

•	GLOBAL TRADE, IMPORT, EXPORT

•	FINANCIAL DATA

•	DATA PRIVACY

•	CONFIDENTIALITY

•	WORK ENVIRONMENT

•	FAIR COMPETITION

•	CONFLICTS OF INTEREST

•	INTELLECTUAL PROPERTY

•	COMPANY COMPUTERS AND SYSTEMS

•	COMPANY PROPERTY

•	CUSTOMER INTERACTION

•	SUSTAINABILITY

•	OUR DIEBOLD RESOURCES

•	ETHICS POINT

•	ADDITIONAL RESOURCES

OUR BUSINESS PARTNERS

We value collaboration and engage in proper transactions with business partners around the world.

•We only work with suppliers, business partners and other third parties who operate ethically.
•All suppliers and business partners are expected to exhibit high ethical standards and to support sustainable business practices.
•All third parties acting on our behalf to sell or market our products or interact with government entities on our behalf are screened, trained and monitored to ensure compliance with all applicable laws and regulations.

Working with Government

•Many governments have enacted unique laws, rules, and regulations governing how organizations conduct business with them. It is Diebold’s policy to comply with these requirements and to strictly adhere to all terms and conditions of any government contract.
•All employees who interact in any way with the U.S. government are expected to review and follow our Code of Conduct for U.S. Government Sales.

ANTI-CORRUPTION

We do not permit or tolerate any improper payments of any kind.

•We adhere to all provisions of the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, and other applicable anti-corruption laws where we do business.
•It is never acceptable to give, receive or offer a bribe - and it is never acceptable for a third party to do so on our behalf. Bribes are not limited to cash payments, and can include anything of value, such as travel, entertainment, promotional or demonstrative items, the promise of a job or even a gift.
•Employees, business partners, suppliers and any other third party operating on our behalf may not, directly or indirectly, offer, provide, promise or accept anything of value in exchange for favorable business treatment or to obtain or retain business.
•All gifts, entertainment, travel and marketing or training events must conform to our policies, must be clearly for legitimate business purposes, must be modest and infrequent and must be transparent.
•All donations, either charitable or political, must be approved, and may be prohibited, according to our policies and cannot be used as a pretext to make an improper or unauthorized payment.
•We must also comply with all applicable anti-money laundering laws. Immediately report to your manager, your legal team or your compliance team any unusual or suspicious activities or transactions, such as:

◦	attempted payment in cash or from an unusual financing source;

◦	arrangements that involve the transfer of funds to or from countries or entities unrelated to the transaction or customer;

◦	unusually complex deals that don’t reflect a real business purpose; or attempts to evade record-keeping or reporting requirements.

GLOBAL TRADE, IMPORT, EXPORT

We diligently follow all international trade laws.
•Employees and business partners involved in cross-border business are expected to comply with all trade sanctions and embargoes imposed by the United States or any other jurisdiction in which we do business.
•Employees and business partners are also expected to properly document all products, materials and technology imported or exported to ensure compliance with customs and import/export laws and regulations.

FINANCIAL DATA

We carefully prepare our business and financial results.
•Our Company maintains disclosure controls and procedures to ensure full, fair, accurate, timely and understandable disclosure of required information.
•Employees must create complete, accurate and truthful records.
•We are dedicated to, and expect our employees to adhere to, reliable financial reporting controls in accordance with U.S. generally accepting accounting principles.
•Our financial statements and books and records must properly disclose the nature and purpose of transactions, and employees are expected to comply with all laws, regulations, and Company policies regarding proper disclosure and recordkeeping.
•All employees, suppliers and business partners are expected to fully cooperate with all internal and external auditors.

DATA PRIVACY

We safeguard employee personal data.
•We collect, hold and use personal data only for express business purposes, and only hold it for as long as required.
•Only employees who are expressly permitted to do so may access or obtain personal data.
•Employees must consult with the legal department before transferring any personal data across borders to ensure compliance with laws and regulations.

CONFIDENTIALITY

We protect confidential Company information.
•Employees, suppliers and business partners must keep all information learned from the Company strictly confidential.
•Employees may not provide information to investors, the media or industry analysts without express approval from the Company’s Disclosure Committee.
•While we encourage our employees to invest in Diebold securities, employees are strictly prohibited from using confidential information to trade in Diebold securities, and are prohibited from sharing such information with others for the purpose of trading in Diebold securities. Employees must adhere to all trading limitations and blackout windows as detailed in our Trading Policy.
•Employees, suppliers and business partners must exercise caution and good judgment in using social media and may not share confidential information on such platforms without express approval.

WORK ENVIRONMENT

We maintain a respectful work environment.
•Every employee is responsible for assuring that the workplace is free from inappropriate conduct and harassment.
•We are committed to equal employment and advancement opportunity without regard to sex, race, color, religion, national origin, age, disability, sexual orientation, veteran status and any other classification protected by applicable law.

FAIR COMPETITION

We vigorously compete for all business.
•We win customers based on our products or services, and do not disparage our competitors or solicit or use non-public information from our competitors.
•We comply with all relevant antitrust and fair competition laws in all jurisdictions in which we do business.
•We never agree with competitors to set prices, limit production, divide markets or bids or make any other agreements to limit competition. As a rule of thumb, do not discuss prices, clients product plans or other confidential information with any competitors.
•Employees working with distributors and other business partners must ensure that contracts with such distributors are reviewed and approved by the legal department to ensure compliance with fair competition laws.

CONFLICTS OF INTEREST

We avoid conflicts of interest.
•All employees and members of their immediate families are expected to avoid situations that cast doubt as to whether or not the employee is acting in the best interests of the Company.
•Employees, suppliers and business partners are expected to be transparent and promptly disclose any potential conflicts of interest to the legal and compliance department.
•Employees and directors may not use Company property or opportunities for personal gain and may not compete with the Company.

INTELLECTUAL PROPERTY

We protect our ideas.
•All Employees, suppliers and business partners are expected to take care to protect and keep confidential Diebold’s inventions, patents, trademarks, copyrights, and trade secrets.
•Employees involved in software development must pay particular attention to intellectual property rules and regulations and should consult with the legal department if they have any questions or concerns.
•Employees, suppliers and business partners must also respect the intellectual property rights of others. We only use licensed software and do not download photos, movies, music or other protected works without proper authorization.

COMPANY COMPUTERS AND SYSTEMS

We protect our electronic devices and systems.
•Employees are expected to protect the security of our computers and systems by using strong passwords and taking steps to avoid theft or damage.
•Our Company computers and systems may only be used for business purposes and our employees are expected to exercise good judgment in their communications within the Company and when communicating with outside parties.

COMPANY PROPERTY

We protect Company property from theft and fraud.
•All employees are responsible for protecting Diebold’s assets and ensuring their proper use.
•Company assets may never be used for any unauthorized purpose.
•Employees, suppliers and business partners are expected to be alert to potential fraud or misuse of Company assets - including misuse of company credit cards and petty cash, filing false expense reports or mischaracterizing transactions.

CUSTOMER INTERACTION

We treat customers fairly and with respect.
•Employees must maintain customer confidence and safeguard all customer data and information.
•Employees, suppliers and business partners are not permitted to share customer information outside of the Company, and may only access customer information as needed for legitimate business purposes and only as permitted by law.
•Employees must contact the legal department or global risk and security before collecting, transferring, processing, disclosing or disposing of customer data.

SUSTAINABILITY

We are committed to human rights and a healthy environment.
•We provide fair working conditions and do not engage in forced or child labor or human trafficking. We expect our suppliers and business partners to do the same.
•We are committed to compliance with all applicable environmental and health and safety laws.

OUR DIEBOLD RESOURCES

We expect our employees, suppliers and business partners to report misconduct and wrongdoing and to reach out with questions.
•There are numerous Company resources available to help answer questions, make the right decision, and report concerns:

◦	Supervisors or managers

◦	Human Resources partners or representatives

◦	Diebold’s Chief Ethics and Compliance Officer or any member of the global Ethics and Compliance team (compliance@diebold.com)

◦	Diebold’s Chief Legal Officer or any member of the global legal team

◦	Diebold’s Board of Directors

◦	The confidential Ethics Point hotline

ETHICS POINT

Employees may report matters to Diebold’s confidential Ethics Point hotline available at: 1-866-ETHICSP (1-866-384-4277) or www.ethicspoint.com

Argentina 0-800-555-0906
Australia 1-800-339276

Austria 0800-291870
Bahamas 1-8005399827
Bangladesh 157-0011 - At the prompt dial 866-384-4277
Belgium 0800-77004
Bolivia ###-##-####
Brazil 0800-8911667
Bulgaria 00-800-0010 - At the prompt dial 866-384-4277
Cambodia 1-800-881-001, available from pay phones in Phnom Penh and Siem Riep only At the prompt dial 866-384-4277
Cayman Islands 1-8003371159
Chile 1230-020-5771
China Southern: 10-800-120-1239 Northern: 10-800-712-1239
Columbia 01800-9-155860
Costa Rica 0800-0121386
Croatia 0800-220-111 - At the prompt dial 866-384-4277
Curacao 001-800-872-2881 - At the prompt dial 866-384-4277
Czech Republic 800-142-550
Denmark 80-882809
Dominican Republic 1-8887512292
Ecuador 1-800-225-528 Andinatel: 1-999-119 - At the prompt dial 866-384-4277
Egypt 02-2510-0200 Cairo: 2510-0200 - At the prompt dial 866-384-4277
El Salvador 800-6631
Estonia 800-12001 - At the prompt dial 866-384-4277
Fiji 004-890-1001 - At the prompt dial 866-384-4277
Finland 0800-1-14945
France 0800-902500
French Antilles 0-800-99-0011 - At the prompt dial 866-384-4277
French Guiana 0800 99 00 11 - At the prompt dial 866-384-4277

Germany 0800-1016582
Gibraltar 8800 - At the prompt dial 866-384-4277
Greece 00800-12-6576
Grenada 1-800-225-5288, available from airports, cruise docks and hotels only At the prompt dial 866-384-4277
Guadeloupe 0-800-99-0011 - At the prompt dial 866-384-4277
Guam 1-866-384-4277
Guatemala 1-800-6240091
Guyana 1-8007320752
Honduras 800-0123 - At the prompt dial 866-384-4277
Hong Kong 800-964214
Hungary 06-800-17199
Iceland 800-9208
India 000-800-100-1071
Indonesia 001-803-011-3570
Ireland 1-800615403
Israel 1-809-21-4405
Italy 800-786907
Ivory Coast 00-111-11 French Operator: 00-111-12 - At the prompt dial 866-384-4277
Jamaica 1-8003371285
Japan 00531-121520
Jordan 1-880-0000 - At the prompt dial 866-384-4277
Kazakhstan 8^800-121-4321 - At the prompt dial 866-384-4277
Korea (South) 00798-14-800-6599
Latvia 8000-0937
Lebanon 01-426-801 - At the prompt dial 866-384-4277
Luxembourg 800-2-1157
Macedonia 0800-94288 - At the prompt dial 866-384-4277
Malaysia 1-800-80-8641

Mexico 001-800-840-7907
Micronesia 288 - At the prompt dial 866-384-4277
Monaco 0800-91-1557
Morocco ###-##-#### - At the prompt dial 866-384-4277
Netherlands 0800-0226174
Netherlands Antilles 001-800840-8061
New Zealand 0800-447737
Nicaragua 001-800-220-1932
Norway 800-15654
Pakistan 00-800-01-001 - At the prompt dial 866-384-4277
Panama 001-800-507-2386
Paraguay 008-11-800, Asuncion City only - At the prompt dial 866-384-4277
Peru 0800-52116
Philippines 1-800-1-114-0165
Poland 0-0-800-1211571
Portugal 8008-12499
Puerto Rico 1-866-384-4277
Romania 0808-03-4288 - At the prompt dial 866-384-4277
Russia 8-10-8002-6053011
Saudi Arabia 1-800-10 - At the prompt dial 866-384-4277
Senegel 800-103-072 French Operator: 800-103-073 - At the prompt dial 866-384-4277
Singapore 800-1204201
Slovakia 0800-001-544
South Africa 080-09-92604
Spain 900-991498
Sri Lanka 112-430-430 Colombo: 2-430-430 - At the prompt dial 866-384-4277
Sweden ###-##-####
Switzerland 0800-562907

Taiwan 00801-13-7956
Thailand 001-800-12-0665204
Trinidad and Tobago 1-888-805-3405
Turkey 0811-288-0001 - At the prompt dial 866-384-4277
Ukraine 0^00-11 - At the prompt dial 866-384-4277
United Arab Emirates 8000-021
U.S. Military Bases 8000-051 or 8000-061 - At the prompt dial 866-384-4277
United Kingdom 0800-032-8483
Uruguay 000-413-598-3075
Uzbekistan 8^641-744-0010 - At the prompt dial 866-384-4277
Venezuela 0800-1-00-4586
Vietnam 120-11067

ADDITIONAL RESOURCES

You can learn more from company policies, which include, but are not limited to, the following:

• Anti-Corruption Policy
• Whistleblower Non-Retaliation Policy
• Anti-Corruption Corporate Development Policy
• Conflicts of Interest Policy
• Confidentiality & Disclosure Policy
• Fair Competition Policy
• Global Trade Compliance Policy
• Gifts, Entertainment, & Travel Policy
• Charitable Donations Policy
• Political Donations & Activities Policy
• Third Party Policy
• Payee Policy
• Sales Intermediary Policy
• Trading Policy

©Copyright 2015 Diebold, Incorporated. All Rights Reserved